MOORE STEPHENS, P. C.
                           Certified Public Accountants


May 10, 2005


Office of the Chief Accountant
Securities and Exchange Commision
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:


We have read Item 4.02 included in Form 8-K dated May 6, 2005 of Transax International Limited and are in agreement with the statements contained therein.


Very truly yours,

By:  /s/  Moore Stephens, P.C.

Moore Stephens, P.C.



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